Exhibit 99.1

Pennichuck Corporation Announces Expected Closing Date

Closing Date Scheduled for January 25, 2012

MERRIMACK, NH--(Marketwire - January 20, 2012) - Pennichuck Corporation (NASDAQ: PNNW) today announced that the City of Nashua, New Hampshire (the "City") has informed Pennichuck that the City has arranged the funding necessary to complete its acquisition of the Company pursuant to the terms of an Agreement and Plan of Merger dated as of November 11, 2010 ("Merger Agreement"). Pennichuck and the City have scheduled the closing for January 25, 2012.

Assuming the transaction closes as expected, all shareholders as of that date will be entitled to receive the merger consideration of $29.00 in cash for each share they own.

Shares held in "street name" will receive payment directly from the paying agent without any further action (unless the shareholder has properly demanded and perfected statutory dissenters' rights under New Hampshire law). Shareholders whose shares are held in certificate or book form will be promptly mailed a letter with instructions telling them how to surrender their stock certificates or book-entry shares in exchange for the merger consideration.

If you have lost a certificate, or if it has been stolen, mutilated or destroyed, you may still be entitled to receive the $29 merger consideration. However, you will have to comply with the replacement requirements established under the Merger Agreement, including the posting of a bond in an amount reasonably satisfactory to the surviving corporation to protect it against any claim that may be made against it with respect to that certificate.

Pennichuck Corporation is a holding company involved principally in the supply and distribution of potable water in New Hampshire through its three regulated water utilities. Its non-regulated, water-related activities include operations and maintenance contracts with municipalities and private entities in New Hampshire and Massachusetts. The Company's real estate operations are involved in the ownership, management and environmentally responsible commercialization of real estate in southern New Hampshire.

Pennichuck Corporation's common stock trades on the Nasdaq Global Market under the symbol "PNNW." However, upon the completion of the merger with the City of Nashua, Pennichuck's common stock will cease to be publicly-traded. The Company's website is at www.pennichuck.com.

Forward-Looking Statements

This news release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Pennichuck Corporation. Forward-looking statements are based on current information and expectations available to management at the time the statements are made, and are subject to various factors, risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, whether the merger transaction is ultimately consummated; Nashua's ability to obtain appropriate financing for the merger; the outcome of requests for rate relief from the NHPUC from time to time; changes in governmental regulations; legislation and/or regulation and accounting factors affecting Pennichuck Corporation's financial condition and results of operations; the availability and cost of capital, including the impact on our borrowing costs of changes in interest rates; and, the impact of weather. Investors are encouraged to access Pennichuck Corporation's annual and quarterly periodic reports filed with the Securities and Exchange Commission for financial and business information regarding Pennichuck Corporation, including a more detailed discussion of these and other risks and uncertainties that could affect Pennichuck Corporation's forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statement.

For More Information, Contact:
Thomas C. Leonard
Senior Vice President and Chief Financial Officer
Phone: 603-913-2300
Fax: 603-913-2305